  As filed with the Securities and Exchange Commission on September 26, 2000.
                                                     Registration No. 333-
===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                                ---------------

                              NVIDIA CORPORATION
            (Exact name of registrant as specified in its charter)

                                ---------------

               Delaware                              94-3177549
       (State of incorporation)          (I.R.S. Employer Identification No.)

                              3535 Monroe Street
                             Santa Clara, CA 95051
                                (408) 615-2500
  (Address, including zip code, and telephone number, including area code of
                   Registrant's principal executive offices)

                                ---------------

                                Jen-Hsun Huang
                            Chief Executive Officer
                              NVIDIA Corporation
                              3535 Monroe Street
                             Santa Clara, CA 95051
                                (408) 615-2500
 (Name, address, including zip code, and telephone number including area code, of agent for service)

                                  Copies to:
                               James C. Gaither
                                Eric C. Jensen
                                Karyn S. Tucker
                               Alyssa R. Harvey
                              Cooley Godward LLP
                        One Maritime Plaza, 20th Floor
                            San Francisco, CA 94111
                                (415) 693-2000

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-33560
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================
                                                                Proposed Maximum
                      Title of Class of                        Aggregate Offering      Amount of
                 Securities to be Registered                        Price(1)      Registration Fee(2)
-----------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share(3)...................
-----------------------------------------------------------------------------------------------------
Debt Securities(4)...........................................         (5)                 (5)
-----------------------------------------------------------------------------------------------------
   Total.....................................................    $80,000,000(6)         $21,120
=====================================================================================================

(1) The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.
(2) Calculated pursuant to Rule 457(o) under the Securities Act.
(3) Subject to note 6 below, there is being registered an indeterminate number of shares of common stock of the registrant as may be sold from time to time.
(4) Subject to note 6 below, there is being registered hereunder an indeterminate principal amount of debt activities of the registrant as may be sold, from time to time, by us. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount at maturity as shall result in aggregate gross proceeds to the registrant not to exceed $480 million less the gross proceeds attributable to any securities previously issued pursuant to this registration statement.
(5) Not required to be included in accordance with General Instructions II.D. of Form S-3 under the Securities Act.
(6) In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $480 million. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

                                ---------------

  This Registration Statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act on such date as the Commission, acting pursuant to said Section 8(a), may determine.

===============================================================================

                                EXPLANATORY NOTE

  This registration statement is being filed pursuant to Rule 462(b) and General Instruction IV of Form S-3. Incorporated by reference herein is, in its entirety, the Registration Statement on Form S-3 (File No. 333-33560) of NVIDIA Corporation, as amended, which was declared effective by the Securities and Exchange Commission on April 24, 2000.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on September 26, 2000.

                                          NVIDIA Corporation

                                                   /s/ Jen-Hsun Huang
                                          By: _________________________________
                                                      Jen-Hsun Huang
                                                  Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
  /s/ Jen-Hsun Huang                 President, Chief Executive    September 26, 2000
____________________________________ Officer and Director
   Jen-Hsun Huang                    (Principal Executive
                                     Officer)

   Christine B. Hoberg*              Chief Financial Officer       September 26, 2000
____________________________________ (Principal Financial and
   Christine B. Hoberg               Accounting Officer)

   Tench Coxe*                       Director                      September 26, 2000
____________________________________
   Tench Coxe

   Harvey C. Jones, Jr.*             Director                      September 26, 2000
____________________________________
   Harvey C. Jones, Jr.

   Mark A. Stevens*                  Director                      September 26, 2000
____________________________________
   Mark A. Stevens

   A. Brooke Seawell*                Director                      September 26, 2000
____________________________________
   A. Brooke Seawell

   James C. Gaither*                 Director                      September 26, 2000
____________________________________
   James C. Gaither

   William J. Miller*                Director                      September 26, 2000
____________________________________
   William J. Miller

     /s/ Jen-Hsun Huang
*By: _______________________________
     Jen-Hsun Huang
     Attorney-in-fact

                                 EXHIBIT INDEX

 Exhibit
 Number  Description
 ------- -----------
  23.1   Consent of KPMG LLP.